SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                          WILLAMETTE INDUSTRIES, INC.

                            -----------------------
               (Name of Registrant as Specified in its Charter)
                            -----------------------

                             WEYERHAEUSER COMPANY

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transactions:
     (5)  Total fee paid:
----------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                                   [Weyerhaeuser Company logo]

NEWS RELEASE

For Immediate Release

             WEYERHAEUSER SENDS LETTER TO WILLAMETTE SHAREHOLDERS


FEDERAL WAY, Wash., May 29, 2001 - Weyerhaeuser Company (NYSE: WY) today announced that it sent the following letter to shareholders of Willamette Industries, Inc. (NYSE: WLL):



         May 25, 2001

         Dear Willamette Shareholder:


         At Willamette's long-delayed Annual Meeting on June 7th, you will have an opportunity to send a message to the Willamette board that they cannot ignore by electing directors who are committed to maximizing value for shareholders NOW. We believe the only way to facilitate the proposed combination is to vote the GOLD proxy card FOR the election of the Weyerhaeuser nominees.


              INSTITUTIONAL SHAREHOLDER SERVICES (ISS) AND PROXY
              MONITOR RECOMMEND WILLAMETTE SHAREHOLDERS VOTE FOR
                           THE WEYERHAEUSER NOMINEES


         ISS and Proxy Monitor, the nation's leading independent proxy advisory firms, recommended that Willamette shareholders vote FOR the Weyerhaeuser slate of director nominees at Willamette's Annual Meeting scheduled for June 7, 2001. Their recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

          In connection with its recommendation, ISS noted in its May 22, 2001 report that:

               "Metrics aside, it is Willamette's stonewalling that has kept Weyerhaeuser from improving its bid."

               "Weyerhaeuser, understandably, does not wish to keep bidding against itself, but has stated its willingness to raise its offer if Willamette will only negotiate . . . The issue in this proxy contest is thus not about the price on offer, it is about getting any price."

               "We believe management has made its position abundantly clear: it is simply not interested in selling. But in remaining unyielding towards negotiating with Weyerhaeuser, Willamette has shown a high degree of disregard for the wishes of its own shareholders, as expressed in their response to the tender offer."

                                    -more-

               "In the face of the company's takeover defenses, we believe that shareholders desirous of obtaining any deal--be it with Weyerhaeuser or another party--have no other recourse than to elect the Weyerhaeuser nominees."*

         In its May 24, 2001 recommendation Proxy Monitor stated that:

               "[O]ne has to wonder whether the Willamette board would accept ANY offer from Weyerhaeuser, or any other suitor for that matter. Management has consistently refused to negotiate with Weyerhaeuser, has not given any indication of a price it might accept, and has not looked for other buyers. Instead, the board's strategy seems to be concentrated upon its own survival."

               "[T]he Willamette board appears to have lost sight of the fiduciary responsibility it owes to its shareholders and, for that reason, its credibility as well."

               "Willamette's agreement with its financial advisor in this contest, Goldman Sachs & Co., is eye-popping as well."*

         Ask yourself why Willamette is paying Goldman Sachs $30 million of your money to prevent a deal with Weyerhaeuser.



                IF THE WEYERHAEUSER NOMINEES ARE NOT ELECTED WE
                            WILL WITHDRAW OUR OFFER


         If the Weyerhaeuser slate is elected at the June 7th meeting and Willamette continues to refuse to negotiate, we intend to nominate a slate of directors for election at Willamette's 2002 Annual Meeting. HOWEVER, IF THE WEYERHAEUSER NOMINEES ARE NOT ELECTED ON JUNE 7TH, WE WILL WITHDRAW OUR OFFER, SINCE IT WILL TAKE AT LEAST TWO MORE YEARS, UNTIL THE 2003 ANNUAL MEETING, TO EFFECT A TRANSACTION NOT APPROVED BY THE CURRENT WILLAMETTE BOARD.



                    SEND A MESSAGE TO THE WILLAMETTE BOARD
                         DON'T DELAY--VOTE GOLD TODAY


         We believe you deserve a board of directors that will act to protect your interests. We are seeking your support for the election of our three nominees to Willamette's board at the Willamette Annual Meeting. Please vote FOR the election of the Weyerhaeuser nominees on your GOLD proxy card.

         Very truly yours,

         /s/ Steven R. Rogel
         Steven R. Rogel
         Chairman, President and Chief Executive Officer


                                    -more-

         -----------------------------------------------------------------
        | Whether or not you plan to attend the 2001 Annual Meeting, we | | urge you to vote FOR the election of the Weyerhaeuser nominees | | by signing, dating and returning the enclosed GOLD proxy card |
        | in the postage-paid envelope TODAY.                             |
        |                                                                 |
        |                                                                 |
        | Remember, if you hold your Willamette shares with a brokerage | | firm or bank, only they can exercise voting rights with respect |
        | to your shares and only upon receipt of your specific           |
        | instructions. Accordingly, it is critical that you promptly     |
        | contact the person responsible for your account and give        |
        | instructions to vote the GOLD proxy card FOR the election of    |
        | the Weyerhaeuser nominees.                                      |
        |                                                                 |
        | IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE IN          |
        | EXECUTING OR DELIVERING YOUR PROXY OR VOTING INSTRUCTIONS, | | PLEASE CALL OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT |
        | 1-877-750-5838 (TOLL-FREE).                                     |
         -----------------------------------------------------------------




*PERMISSION TO USE QUOTATIONS NEITHER SOUGHT NOR OBTAINED




IMPORTANT INFORMATION

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company, has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. at $50.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time, on Thursday, June 7, 2001. CHI may extend the offer. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.


Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2000, sales were $16 billion. It has offices or operations in 17 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.


Today's news release, along with other news about Weyerhaeuser, is available on the Internet at www.weyerhaeuser.com.

Weyerhaeuser contacts:

ANALYSTS                                                    MEDIA
Kathryn McAuley         Joele Frank / Jeremy Zweig         Bruce Amundson
Weyerhaeuser            Joele Frank, Wilkinson             Weyerhaeuser
(253) 924-2058          Brimmer Katcher                    (253) 924-3047
                        (212) 355-4449